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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Waters Corporation on Form S-8 of our report which includes an explanatory paragraph addressing certain costs and expenses presented in the financial statements which represent allocations and management's estimates of the costs of services provided by Millipore Corporation, dated February 10, 1995, on our audits of the consolidated financial statements of the Waters Chromatography Division of Millipore Corporation (the "Predecessor") for the year ended December 31, 1993 and the period January 1, 1994 to August 18, 1994, which report is included in the registration statement of Waters Corporation on Form S-1 (File No. 333-3810).



                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                Coopers & Lybrand L.L.P.


Boston, Massachusetts
July 16, 1996